                                                                    Exhibit 12.1
                         TRAVELCENTERS OF AMERICA, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             YEAR ENDED DECEMBER 31,

                                                       1996          1997         1998           1999         2000
                                                      ------        ------        ------        ------       -----
      HISTORICAL DATA:
      Income/(loss) before income taxes            $    8,882    $     (553)   $   (6,278)   $    1,181   $  (28,002)

      Undistributed equity income of less
          than 50% owned investee                          -             -             -             -           580
                                                   ----------    ----------    ----------    ----------   ----------
                                                        8,882          (553)       (6,278)        1,181      (28,582)
                                                   ----------    ----------    ----------    ----------   ----------

      Fixed charges:
          Interest expense                             22,072        26,418        28,259        38,838       45,712
          Portion of rentals representative
             of interest factor (A)                     1,152         1,856         2,248         3,192        5,995
          Amortization of deferred financing            2,218         1,658         1,483         1,349        1,458
          Amortization of debt discount                   209            52            26           106          234
                                                   ----------    ----------    ----------    ----------   ----------
             Total fixed charges                       25,651        29,984        32,016        43,485       53,399
                                                   ----------    ----------    ----------    ----------   ----------

      Earnings before income taxes,
          equity income of investee and
          fixed charges                            $   34,533    $   29,431    $   25,738    $   44,666   $   24,817
                                                   ==========    ===========   ===========   ==========   ==========

      Ratio of earnings to fixed charges                 1.3          (B)           (B)           1.0         (B)
                                                         ===          ===           ===           ===         ===


      PRO FORMA DATA:
      Income/(loss) before income taxes                                                                  $   (20,053)

      Undistributed equity income of less
          than 50% owned investee                                                                                580
                                                                                                          ----------
                                                                                                             (20,633)
                                                                                                          ----------

      Fixed charges:
          Interest expense                                                                                    57,349
          Portion of rentals representative
             of interest factor (A)                                                                            6,095
          Amortization of deferred financing                                                                   3,023
          Amortization of debt discount                                                                        1,193
                                                                                                          ----------
             Total fixed charges                                                                              67,660
                                                                                                          ----------

      Earnings before income taxes,
          equity income of investee and
          fixed charges                                                                                   $   47,027
                                                                                                          ==========

      Ratio of earnings to fixed charges                                                                         (B)
                                                                                                                 ===

(A)  One-third of rental expense represents an appropriate interest factor.
(B) The company was unable to fully cover the indicated fixed charges in these periods.